UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2001

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	0-19508 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

 110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

            On May 16, 2001, the Company issued the following press release.

FOR IMMEDIATE RELEASE

CONTACT:	Ken Budde Stewart Enterprises, Inc. 110 Veterans Boulevard Metairie, Louisiana 70005 504/837-5880	Henk Bouhuys Banc of America Securities, LLC 888/292-0070 (toll free) 704/388-2842 (collect)

STEWART ENTERPRISES ANNOUNCES A CASH TENDER OFFER FOR A
PORTION OF ITS DEBT SECURITIES

METAIRIE, LOUISIANA, May 16, 2001 . . . Stewart Enterprises, Inc. (Nasdaq NMS: STEI) announced today that it has commenced a cash tender offer for up to $200 million combined aggregate principal amount of its 6.70% Notes Due 2003 (the "6.70% Notes") and its 6.40% Remarketable Or Redeemable Securities (ROARS ) Due May 1, 2013 (Remarketing Date May 1, 2003) (the "ROARS" and, collectively with the 6.70% Notes, the "Notes").

The Company is offering to purchase Notes validly tendered and accepted for purchase for $1,002.50 per $1,000 principal amount thereof, plus accrued interest.

Although the tender offer is open to all noteholders, the Company will not accept for purchase more than $200 million principal amount of Notes. If more than $200 million combined aggregate principal amount of Notes is validly tendered, the Company will first accept for purchase all 6.70% Notes validly tendered, and will thereafter allocate acceptances for purchase among all ROARS validly tendered, on a pro rata basis, in an aggregate principal amount that, when added to the principal amount of all 6.70% Notes accepted for purchase, will not exceed $200 million. Currently, there are outstanding $100 million principal amount of 6.70% Notes and $200 million principal amount of ROARS.

The tender offer will expire at 5:00 P.M., New York City time, on June 13, 2001, unless extended or earlier terminated.

The tender offer is one component of a comprehensive plan to refinance substantially all of the Company's outstanding senior indebtedness. Under the current plan, which is subject to change, the Company proposes to enter into new senior secured credit facilities, including a revolving credit facility and one or more term loans, to sell long-term senior subordinated notes, and to use the proceeds from these transactions, together with a portion of its available cash, to consummate the tender offer and retire substantially all of the Company's other senior indebtedness.

The tender offer is subject to the satisfaction of certain conditions, including the Company's receipt of (1) valid tenders of at least $190 million combined aggregate principal amount of Notes and (2) debt financing sufficient to consummate the tender offer and the refinancing transactions described above on terms acceptable to the Company. The Company has not yet entered into definitive agreements with respect to any of the refinancing transactions described above, and no assurance can be given that they will be completed successfully.

The complete terms and conditions of the tender offer are described in the Purchase Offer Statement of the Company dated May 15, 2001 (the "Offer Statement"), copies of which may be obtained by contacting the information agent, D.F. King & Co., Inc., at (800) 628-8509. Banc of America Securities LLC is the exclusive dealer manager for the tender offer. The depositary for the tender offer is Citibank, N.A. Additional information concerning the tender offer may be obtained by contacting Banc of America Securities LLC, attention Henk Bouhuys at (888) 292-0070 (toll free) or (704) 388-2842 (collect).

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 612 funeral homes and 161 cemeteries in North America, South America, Europe and the Pacific Rim.

The tender offer is made solely by the Offer Statement. This press release does not constitute (1) an offer to purchase (or a solicitation of an offer to sell) Notes or (2) an offer to sell (or a solicitation of an offer to buy) the new debt securities referenced above.

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
May 16, 2001	/S/ MICHAEL G. HYMEL Michael G. Hymel Vice President Chief Accounting Officer Corporate Controller